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                                                                      EX10(a)(6)


100388


                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS AGREEMENT, made and entered into as of this 13 day of October , 1988, be and between UtiliCorp United, Inc., a Delaware corporation with its principle place of business in Kansas City, Missouri, (hereinafter referred to as the "Corporation"), and Dale J. Wolf, an individual residing in the State of Kansas (Hereinafter referred to as the "Employee").

                                WITNESSETH THAT:


WHEREAS, the Employee is employed by the Corporation; and

WHEREAS, the Corporation recognizes the valuable services performed for it by the Employee and wishes to encourage his continued employment; and

WHEREAS, the Employee desires assurance that he will receive a level of retirement income from and after his retirement from active service with the Corporation that will take into account his entire period of employment with Missouri Public Service Company, now a division of the Corporation; and

WHEREAS, the Employee desires assurance that he will receive a level of retirement income from and after his retirement from active service with the Corporation which is no less than he would have received has he remained a participant in the Missouri Public Service Company Non-Union Pension Plan (hereinafter referred to as the "MPS Plan") (under the terms of said Plan as in effect on July 31, 1988) until his retirement or other termination of employment; and

WHEREAS, the parties hereto wish to set forth the terms and con- ditions upon which the Corporation shall pay supplemental retirement income to the Employee in addition to that provided by qualified pen- sion plans sponsored by the Corporation.

NOW, THEREFORE, in consideration of the premises and of the mu- tual promises herein contained, the parties hereto agree as follows:

     1.   RETIREMENT BENEFIT.

          In consideration of the Employee's continued employment, the Corporation shall pay a supplemental retirement benefit to the Employee equal to the greater of (A) or (B):

          (A) An amount equal to the excess, if any, of (a) over (b):
               (a) An amount equal to the present value of what
          would have been the Employee's accrued benefits under the



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     MPS Plan as of the time of the commencement of monthly
     retirement income to the Employee under the UtiliCorp
     United Inc. Retirement Income Plan (UtiliCorp Plan), assuming:

               (i)  the Employee had remained a participant
          in the MPS Plan until his termination of employment with the Corporation;

               (ii) the Employee's years of Credited
          Service and Service under the MPS Plan equaled his combined actual years of Credited Service and Service under the MPS Plan and the UtiliCorp Plan; provided, however, no years of Credited Service and Service shall be counted under both the MPS Plan and UtiliCorp Plan for the same period of employment; and

               (iii) the provision of the MPS Plan as of July 31, 1988 (including those provisions reducing the Employee's accrued benefit in the event his retirement benefits commenced prior to his attainment of age (62) remained unchanged.

               (b) An amount equal to the sum of:

                    (i)  the present value of the Employee's
          accrued benefits under the UtiliCorp Plan as of the time of the commencement of monthly retirement income to the Employee under said Plan, calculated in accor-dance with the provisions of the UtiliCorp Plan, (in-cluding those provisions reducing the Employee's accrued benefit in the event his retirement benefits commence prior to his attainment of age 62); and

                    (ii) the value of the Employee's plan
          account(s) in the UtiliCorp United Inc. Employee Stock Ownership Plan (ESOP), determined as of the valuation date next preceding the Employee's termination of employment with the Corporation. The fair market value of Corporation common stock or other employer securities in the Employee's ESOP plan account(s) shall be determined in the same manner for purposes of this Agreement as under the ESOP.

     (B)  An amount equal to the excess of (a) over (b):

               (a) An amount equal to the present value of the Employee's accrued benefits under the UtiliCorp Plan as of the time of the commencement of monthly retirement income under the UtiliCorp Plan, calculated in accordance with the prov-isions reducing the Employee's accrued benefit in the event his monthly retirement income commences prior to his attainment of age (62), but with the addition of 6.74 years of benefit accrual service (Credited Service).


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               (b)  An amount equal to the present value of the
          Employee's accrued benefits under the UtiliCorp Plan as of the time of the commencement of monthly retirement income under the UtiliCorp Plan, Calculated in accordance with the provisions of the UtiliCorp Plan (including those pro-visions reducing the Employee's accrued benefit in the event his monthly retirement income commences prior to his attainment of age 62).

          For purposes of this paragraph, the present value of the Employee's accrued benefits shall be calculated using the same interest rate assumption as is used for determining the actu-arial value of benefits under the UtiliCorp Plan as of the time monthly retirement income commences to the Employee under the UtiliCorp Plan.

          2.   EFFECT OF EARLY ESOP DISTRIBUTIONS.

               Notwithstanding subparagraph 1(A) (b) (ii), if the Employee should receive a distribution from the ESOP prior to the time monthly retirement income commences to the Employee under the UtiliCorp Plan, the value of such distribution determined as of the date of the distribution shall be added to the total amount described in subparagraph 1(A) (b) in determining the amount of the Employee's supplemental retirement benefit.

          3.   PAYMENT OF BENEFITS.

               No benefit payments will commence under this Agreement prior to the Employee's termination of employment with the Corporation. Benefits under this Agreement shall be paid by the Corporation in the same manner and at or about the time benefits are paid to the Employee under the UtiliCorp Plan in accordance with elections made by the Employee under the UtiliCorp Plan. Such benefit payments shall be the actuarial equivalent of the amount described in para-graph 1 using the same assumptions for determining actuarial equiva-lents as described in the UtiliCorp Plan at the time of the Em-ployee's retirement.

          4.   DEATH BENEFITS FOR SPOUSE.

               Should the Employee die before the commencement of monthly retirement income under the UtiliCorp Plan, a monthly benefit shall be payable to his surviving spouse, if any, for her life, commencing as of the date that death benefits commence to the spouse under the UtiliCorp Plan. The amount of such monthly benefit shall be equal to 50% of the monthly benefit that would have been payable to the Employee under this Agreement during his lifetime had he elected to retire as of the date of his death and receive payments under the UtiliCorp Plan in the form of a 50% joint and survivor annuity with his surviving spouse as beneficiary.


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          5.   NO CONTRACT OF EMPLOYMENT.

          Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Em-ployee the right to continue in the employ of the Corporation in his present capacity, or in any other capacity.

          6.   BENEFITS PAYABLE ONLY FROM CORPORATE ASSETS.

               (a) Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party shall create or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and the Employee or any other person.

               (b) The payments to the Employee or his surviving spouse shall be made from assets which shall continue for all purposes to be a part of the general assets of the Corporation and no person shall acquire any interest in such assets by virtue of this Agree-ment. To the extent the Employee or his surviving spouse acquires a right to receive payments from the Corporation under this Agreement, such right shall be no greater than the right of any unsecured gen-eral creditor of the Corporation.

          7.   NON-ASSIGNABILITY OF BENEFITS.

               Neither the Employee nor his spouse shall have the power or right to transfer, assign, anticipate, hypothecate or otherwise en-cumber all or any part of the amounts payable by the Corporation hereunder. Such amounts shall not be subject to seizure by any creditor of the Employee, by a proceeding at law or in equity, nor transferable by operation of law in the event of bankruptcy, insol-vency or death of the Employee or his spouse. Notwithstanding any provision to the contrary in this Agreement, any such attempted assignment, transfer or encumbrance shall be void.

          8.   AMENDMENT.

               This Agreement may not be amended, altered or modified, ex-cept by a written instrument signed by both parties and may not be terminated, except as provided herein.

          9.   GOVERNING LAW.

               This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Missouri.

          IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, as of the date first written above.

                                        UTILICORP UNITED INC.
     ATTEST:                            "Corporation"

     /s/Roger K. Sallee                      by s/Richard Green, Jr.
     --------------------------              --------------------------------
          Secretary                               President

                                             "Employee"

                                             s/Dale J. Wolf
                                             --------------------------------
                                                  Dale J. Wolf


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